UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014 (March 10, 2014)

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On March 11, 2014, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K with regard to a Purchase and Sale Agreement (the "Sale Agreement") that Trail Creek Apartments, LLC (the "Seller"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC OP"), entered into a with Optio, Inc. (the "Purchaser") dated March 10, 2014 to sell a fee simple interest in its 300-unit townhome community known as Trail Creek Apartments on approximately 27.11 acres in Hampton, Virginia ("Trail Creek"). The Company is the sole general partner and the owner of an approximately 98% interest in PAC OP. The Company hereby amends the Current Report on Form 8-K filed on March 11, 2014, reporting events on and after March 10, 2014, to include this Item1.02.

On March 13, 2014, the Purchaser delivered a notice to terminate the Sale Agreement during the due diligence period pursuant to Section 4.1.1 of the Sale Agreement. The Purchaser is an unaffiliated third party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 14, 2014	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer